Exhibit 99.3

Crypto Industry Leaders Acquire Majority Ownership of Janover Inc.

New Leadership Eyes Solana Treasury Strategy

April 7, 2025 – An all-former-Kraken team dedicated to bridging the liquidity gap between Traditional Finance (TradFi) and Decentralized Finance (DeFi) has acquired majority ownership in Janover Inc. (NASDAQ: JNVR) (“Janover” or the “Company”).

The Board of Directors appointed Joseph Onorati as Chairman and CEO of the Company, and Parker White as Chief Investment Officer and Chief Operating Officer. Janover Founder Blake Janover and Director and Audit Committee Chair William Caragol will remain on the board. Marco Santori, former Chief Legal Officer of Kraken, will join the board. Joseph Onorati and Parker White are part of the control group that acquired 728,632 shares of common stock and all 10,000 outstanding shares of Series A Preferred Stock of Janover.

The Board has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to digital assets, starting with Solana (SOL). The Company will explore acquiring Solana validators and aims to acquire and stake SOL through them. The validator business seeks to acquire outside stake and use the corresponding revenue to acquire more SOL.

Validators are blockchain nodes on the network with core functions including validating transactions and maintaining network consensus. To operate a validator on Solana, one must commit or ‘stake’ a certain amount of SOL. In return, validator operators are rewarded with more SOL tokens. Staking on Solana is a multi-billion dollar business.

Janover will continue operating its core business, which continues its transition to a SaaS business model. Blake Janover and Bruce Rosenbloom (CFO) will remain involved in daily operations of the business to ensure the company retains their rich expertise and maintains the same level of service.

“After building in the crypto industry for more than a decade, we are at a tipping point in mass DeFi adoption. We’re proud to be the first to introduce a digital asset treasury strategy in the US public markets initially focused on Solana,” said Joseph Onorati, CEO. “We’ve brought together an exceptional team with deep digital assets and public market expertise to make it happen.”

“Their team is exceptional,” said Blake Janover, Director and former CEO. “I’m so excited for the value I believe this can drive to shareholders and the future growth of this business. I’ve spent a great deal of time learning the ins and outs of the DeFi ecosystem and find myself incredibly aligned with the vision of the incoming leadership. The Janover SaaS business continues to grow and with fresh resources, the future never looked brighter.”

Onorati and White bring deep expertise in the digital asset space including experience in trading, staking, engineering, and operations.

Along with most recently serving as the Chief Strategy Officer at Kraken Digital Asset Exchange, Onorati was the Founder & CEO at an HFT crypto market maker and the interim CEO at CaVirtEx, the first Bitcoin exchange in Canada until he sold it to Coinsetter, which was later acquired by Kraken. White, a former Engineering Director at Kraken Digital Asset Exchange, currently runs a Solana validator with $75M in delegated stake and previously managed a $2 billion bond portfolio at an institutional investment firm.

As part of this transaction, the Company will undergo a name and ticker symbol change at a future date. The new name will be DeFi Development Corporation.

About Janover Inc.

Janover Inc. (Nasdaq: JNVR) is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions as well as value-add services to multifamily and commercial property professionals as we connect the increasingly complex ecosystem that stakeholders have to manage.

We currently serve more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. Our data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

About DeFi Development Corporation

In adopting its new treasury policy, the Company intends to provide investors a way to access the Solana ecosystem. The Company’s treasury policy is expected to provide investors economic exposure to SOL investment.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Media Contact:

Prosek Partners
pro-DDC@prosek.com

Investor Contact:

ir@defidevcorp.com